Exhibiti 10.2

LEASE

THIS INDENTURE made the 15th day of April 2005.

BETWEEN: **UBC GG Holdings Ltd.**
As General Partner for UBC GG Limited Partnership.
Unit# 215 - 3823 Henning Drive.
Burnaby, BC
V3C 6P3

(Hereinafter referred to as the "**Lessor**")

AND: **True Health Studio**
#230-2155 Allison Rd
Vancouver, B.C
V6T 1T5

(Hereinafter referred to as the "**Lessee**")

AND: **Dr. Nicholas Wu**
24230 26th Ave.
Langley, BC
V2Z 3A6

(Hereinafter referred to as the" **Indemnifier**")

The Lessee hereby offers to lease from the Lessor the following premises, upon and subject to the following terms and conditions.

1. **THE PREMISES**

The Premises shall be two (2) rooms comprised of approximately Eighty (80) square feet each of useable area, (hereinafter referred to as the "Premises"); to be constructed on the property known as , UBC Marketplace inside Gold's Gym.

2. **LEASE TERM**

The Term of the Lease shall be for a period of One (1) year, plus Four (4) One (1) year options.

3. **POSSESSION DATE**

MARCH 01, 2006

The Possession Date shall be ~~September 01, 2005~~.

4. **USE OF PREMISES**

a) The Lessee shall use the leased premises for the purpose of conducting the business of a **Chiropractor and Registered Massage Therapist.**

b) The Lessee will operate its business continuously throughout the Term of the Lease.

5. **RENT**

The rent shall be as follows:

The annual rent (the "Rent") payable under the lease (the "Lease") shall be as follows:

Year 1 of the term, the sum of twenty four thousand dollars ($24,000.00) plus GST payable in equal monthly instalments of two thousand Dollars ($2,000.00) Plus GST on the 1st day of each and every month.

6. **ADDITIONAL CHARGES TO BE PAID BY THE LESSEE**

The Lease and the rent shall be completely gross to the Lessor, and the Lessee shall pay no additional rent, but be responsible for, without limitation, it's own business tax, sales tax, goods and services tax; (b) the Lessee will be will be responsible for it's own business expenses which includes but not limited to the following expenses of it's own business and office maintenance, telephone, repairs to the that may occur interior or exterior of it's leased premises.

7. **SECURITY DEPOSIT**

A deposit of two months rent of four thousand two hundred and eighty dollars ($4,280.00) including GST shall be paid by the Lessee to **UBC GG Holdings Ltd.** and held without interest and applied on account of the first and last months gross rent as it falls due. If the Lessor through no fault of the Lessee does not execute this Offer, the deposit shall be returned without interest or deduction.

8. **OPTION TO RENEW**

The Lessee is not in default of any of the obligations herein contained and provided the Lease shall not have terminated for any cause whatsoever, the Lessee shall have the right to renew this Lease for a further One (1) Year as and from the expiration of the Term on the same terms and conditions as herein contained, however, to the following.

(a) The Lessee shall have notified the Lessor in writing at least three (3) calendar months prior to the expiration of the Term that it elects to renew the Lease for a further One (1) Year period.

(b) The Gross Rent payable for the Renewal Period shall be at fair market rental value of the premises as determined by mutual agreement but shall not in any event be less on an annual basis than the Gross Rent payable in respect of the last year of the term

9. **ASSIGNMENT OF LEASE OR SUBLET**

The Lessee shall not assign this agreement or Lease in whole or in part, nor grant a sub-let of all or any part of the Premises, nor grant, any concession or license within or with respect to all or any part of the Premises without the written consent of the Lessor.

10. **INSURANCE**

During the course of the Lessee's occupancy of the leased premise public liability, property damage liability, fire insurance, all in form and with companies acceptable to the Lessor, shall be placed by, and at the expense of, the Lessee.

11. **REPAIRS AND MAINTENANCE**

The Lessee shall keep the Premises in reasonable wear and tear during term of Lease and be responsible for all business and office maintenance, garbage removal, interior and exterior repairs that occur in its own leased premises.

12. **LESSOR'S REMEDIES**

If the Lessee is in default under this Agreement, the Lessor may terminate this Agreement (and the Lease, if applicable) on five (5) days' written notice and may retain the deposit on account of damages suffered. If the Lessor elects to terminate this Agreement, the Lessor may (a) retain for its own use without payment therefore, all or any of the Lessee's Work which has been commenced, installed or completed to the date of such termination and (b) remove, at the Tenant's expense, all or any of the Lessee's Work so as to restore the leased premises to the condition in which the Premises were prior to the commencement of the Lessee's Work.

13. **NO REPRESENTATION**

There are no covenants, representations, agreements, warranties, conditions or collateral agreements in any way relating to the subject matter of this agreement expressed or implied, except as expressly set forth herein. A written instrument signed by all parties may only amend this agreement.

14. **CREDIT APPROVAL**

The Lessee consents to an investigation by the Lessor of the creditworthiness. If the Lessor is not satisfied with the creditworthiness and, in its sole discretion, within 30 days of the acceptance of this Lease, the Lessor may withdraw its acceptance of this Lease in the event the agreement shall be null and void and the deposit shall be returned to the Lessee without interest and neither party will have a claim against the other.

15. **ADDTIONAL PROVISIONS**

a) This Lease shall be subject to the Lessor obtaining all necessary approvals and building permits from University Endowment Lands:

b) This Lease shall be subject to **UBC GG Holdings Ltd.** Board of Directors approval.

16. **INDEMNITY**

In consideration of the Landlord accepting this Lease from the Lessee, the Indemnifier set out in Section 1(c) agrees to indemnify the Landlord from any default by the Lessee in the performance of its obligations under this Lease.

20. **TIME IS OF ESSENCE**

Time will be of the essence for this Lease.

21. **LEASE OPEN FOR ACCEPTENCE**

This Lease shall be irrevocable and open for acceptance until 5:00 o'clock p.m. the 24th of April, 2005 after which time, if not accepted, this Lease shall be null and void and the deposit shall be returned in full without interest.

IN WITNESS WHEREOF, The Lessee has hereunto affixed its corporate seal attested to by its signing officers duly authorized in that behalf this 28th day of April, 2005.

Signed, Sealed and delivered
By

In the presence of:

Witness:

the corporate seal of Lessee:
True Health Studio

Dr. Nicholas Wu
(Indemnifier & Authorized Signatory)

ACCEPTANCE BY LESSOR

Dated this 2nd day of May, 2005.

Signed, Sealed and delivered
By

In the presence of:

Witness:

the corporate seal of Lessor:
UBC GG Holdings Ltd.
As General Partner for UBC GG Investments Limited Partnerships.

(Authorized Signatory)